Exhibit 5.1

                        KAPLAN GOTTBETTER & LEVENSON, LLP
                                630 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-6900

July 22, 2002

CompuPrint, Inc.
2457 Industrial Park Road
Lincolnton, North Carolina 28092

     RE: COMPUPRINT, INC. (THE "COMPANY")
         REGISTRATION STATEMENT ON FORM SB-2 FOR 892,277 SHARES OF COMMON STOCK

To Whom it May Concern:

     At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by CompuPrint, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about July 22, 2002, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 892,277 shares of the Company's Common Stock, of which 892,277 are presently issued and outstanding (the "Shares"), all of which will be sold or distributed by certain selling security holders (the "Selling Security Holders").

     In rendering this opinion, we have examined the following:

     * the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     * the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and

     * the Company's stock transfer ledger stating the number of the Company's issued and outstanding shares of capital stock as of July 22, 2002.

     We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

CompuPrint, Inc.
July 22, 2002
Page 2


     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

KAPLAN GOTTBETTER & LEVENSON, LLP

/s/ KAPLAN GOTTBETTER & LEVENSON, LLP